                                 SCHEDULE 14C
                                (RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]   Preliminary Information Statement

[ ]   Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))


                            TECHNICAL VENTURES INC.
               (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      (1)     Title of each class of securities to which transaction applies:

      (2)     Aggregate number of securities to which the transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)     Proposed maximum aggregate value of transaction:

      (5)     Total fee paid:

[ ]   Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount previously paid: _________________________________________
      (2)  Form, Schedule or Registration Statement No.: ___________________
      (3)  Filing Party: ___________________________________________________
      (4)  Date Filed: _____________________________________________________

INFORMATION STATEMENT


                            TECHNICAL VENTURES INC.
                         3411 McNicoll Avenue, Unit 11
                             Scarborough, Ontario
                               Canada M1V 2V6


                      PRELIMINARY INFORMATION STATEMENT
                           PURSUANT TO SECTION 14
                    OF THE SECURITIES EXCHANGE ACT OF 1934
               AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                     WE ARE NOT ASKING YOU FOR A PROXY
               AND YOU ARE NOT REQUESTED TO SEND US A PROXY


                                 INTRODUCTION

	This information statement is being furnished pursuant Sections 14(a) and 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Shareholders") of the common stock, par value $.01 per share (the "Common Stock"), of Technical Ventures Inc., a New York corporation (the "Company"), in connection with the following proposals to be voted on by the Shareholders at a special meeting to be held on July 22, 1998 (the "Meeting"):

1. An amendment to the Company's Certificate of Incorporation (i) increasing the number of authorized shares of Common Stock from 15 million to 50 million shares; (ii) permitting any action which might be taken at a meeting of stockholders to be adopted by written consent of stockholders holding such number of shares of Common Stock as would be required to pass the proposal at a meeting of stockholders; and (iii) prescribing a majority vote of outstanding shares for the adoption or approval of a plan of merger or consolidation, the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, or a plan of binding share exchanges.

2. To ratify the selection of Schwartz Levitsky Feldman, Chartered Accountants, as the Company's independent accountants for the fiscal year ended
June 30, 1998.

The foregoing items of business are more fully described herein. The record date for determining those shareholders who will be entitled to notice of, and to vote at, the Meeting and at any adjournment thereof is May 31, 1998 (the "Record Date").

This information statement will be distributed beginning on or about
June 17, 1998 to the Company's shareholders as of the Record Date. The stock transfer books will not be closed between the Record Date and the date of the Meeting. A list of the shareholders entitled to vote at the Meeting will be available for inspection at the Company's offices. The principal executive offices of the Company are located at 3411 McNicoll Avenue, Unit 11, Scarborough, Ontario, Canada M1V 2V6. The Company's telephone number at the above address is (416) 299-9280.


                    OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, there were 14,711,341 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because a small, ascertainable group of shareholders, whom the Company anticipates will vote in favor of the following proposals, hold at least a majority of the Common Stock issued and outstanding and, therefore, having sufficient voting power to approve the Amendment through their ownership of the Company's Common Stock, no other shareholder consents will be solicited in connection with this Information Statement and the accompanying Notice of Annual Meeting of the Shareholders of the Company.

Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Shareholders. As this Information Statement is being sent to the beneficial owners of the Common Stock on June 17, 1998, which is more than twenty (20) days before the date of the Meeting, the Company anticipates that the actions contemplated herein will be effected on or about the close of business on the date of the Meeting.


The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant to Section 615(c) of the New York Business Corporation Law.


                            OWNERSHIP OF SECURITIES

The following table sets forth, as of the Record Date, the number of shares of Common Stock of the Company owned by (i) each person who is known by the

Company to own of record or beneficially five percent (5%) or more of the Company's outstanding shares, (ii) each director of the Company, (iii) each of the executive officers, and (iv) all directors and executive officers of the Company as a group. The shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.


Name and Address of           Number of Shares
Beneficial Owner              Beneficially Owned            Percentage of Class
___________________           __________________            ___________________

Frank Mortimer                      949,753(2)                       6.5 %
c/o Technical Ventures Inc.,
3411 McNicoll Ave., Unit 11
Scarborough, Ontario
Canada, M1V  2V6

Bryan Carter                        115,000                          0.8 %
c/o Technical Ventures Inc.,
3411 McNicoll Ave., Unit 11
Scarborough, Ontario
Canada, M1V 2V6

Anthony Taverna                     856,733                          5.8 %
c/o Technical Ventures Inc.,
3411 McNicoll Ave., Unit 11
Scarborough, Ontario
Canada, M1V 2V6

L.R. Leverton Enterprises' Inc.,    341,448(3)                       2.3 %
c/o Technical Ventures Inc.
3411 McNicoll Ave., Unit 11
Scarborough, Ontario
Canada, M1V 2V6


All executive officers and
directors as a group (3 persons)  1,406,201                          9.6 %(4)

__________________

(1) Unless otherwise indicated, each such beneficial owner holds the sole voting power and investment power over the shares beneficially owned.
(2) Includes 103,020 shares owned by Mr. Mortimer's wife, Anne Mortimer.
(3) L.R. Leverton Enterprises Inc. is a corporation owned and controlled by Larry Leverton, the Company's Secretary, Treasurer and Director.
(4) Excludes the effects on total outstanding shares which would result from exercise of stock purchase options and conversion of debt.

                              APPROVAL REQUIRED

The approval of a majority of the outstanding stock entitled to vote is necessary to approve the following proposals. However, as discussed above, the Company's Board of Directors has obtained the necessary approval for these proposals from stockholders with voting authority for stock constituting approximately 71 % of the total outstanding shares of the Company's Common Stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

Shareholder proposals that are intended to be presented at the Company's annual meeting of Shareholders to be held in 1999 must be received by the Company no later than April 1, 1999 in order to be included in the information or proxy statement and related materials relating to that meeting.


                                PROPOSAL ONE
              APPROVAL TO AMEND THE CERTIFICATE OF INCORPORATION
                               OF THE COMPANY

Background

On June 10, 1998, the Company's Board of Directors unanimously authorized, subject to the approval by a majority of the shareholders, an amendment to the Company's Certificate of Incorporation (i) increasing the number of authorized shares from 15 million to 50 million shares of Common Stock;
(ii) permitting any action requiring shareholder vote to be taken without a meeting of such shareholders by written consent of the minimum number of shareholder votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (iii) prescribing a majority vote of outstanding shares for the adoption or approval of a plan of merger or consolidation, the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, or a plan of binding share exchanges.

Each of these proposed amendments is discussed in greater detail below. Additionally, a proposed form of Certificate of Amendment of the Certificate of Incorporation of the Company is included as Exhibit A to this Information Statement. A Certificate in substantially the form of Exhibit A will be filed with the New York Department of State promptly after the Meeting if, as expected, the proposed amendments are adopted by the Shareholders.

The Board of Directors has determined that the adoption of the proposed amendments will be in the best interests of the Company.

Reasons for the Authorized Actions

(i) The Company's Board of Directors believes that it is in the best interests of the Company to increase the number of authorized shares of Common Stock from 15 million to 50 million shares of Common Stock. As of the date of this Information Statement, the Company had 14,711,341 shares issued and outstanding, constituting nearly all of the Company's 15 million authorized shares. Because of the Company's present financial condition, the Company is facing serious difficulty in raising the necessary financing to meet its capital needs. This added source of equity will provide the Company with the flexibility needed to meet its continuing financial needs. Such shares of Common Stock may be issued in future public and private equity offerings which will enable the Company to raise the working capital necessary for the continued development of the Company's business. Further, the additional shares may be issued for potential acquisitions, future stock dividends and splits, and as performance incentives to employees, officers, directors and consultants of the Company. However, there can be no assurance that the Company will be successful in obtaining any such financing or making any such acquisitions. Nor can there be any assurance that any dividends or stock incentives will be authorized or approved by the Company.

Following the adoption of the stock amendment, the additional shares of Common Stock will be issuable at any time and from time to time by action of the Board of Directors without further authorization from the Company's shareholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration (but not less than the par value thereof) as the Board of Directors determines. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock.

Issuance of additional Common Stock, directly or upon exercise of warrants or options if issued, has potentially dilutive effects on each of the shareholders to the extent that any of the authorized but unissued shares are subsequently issued. The issuance of such shares of Common Stock (or even the potential issuance) may have a depressive effect on the market price of the Company's securities. Moreover, an increase in the number of authorized shares would have a dilutive effect on the voting power of the outstanding
Common Stock of the Company.   Finally, the issuance of any of the additional
shares of Common Stock, or options to purchase shares at prices below the current market price would also have a dilutive effect on stockholder's equity in the Company.

(ii) The Board believes that an amendment to the Certificate of Incorporation permitting the shareholders to act without a meeting by written consent of the holders of less than all of the outstanding shares will save the Company the substantial time and expense associated with soliciting proxies and holding shareholder meetings and, therefore, is in the best interests of the Company. Until recently, New York law permitted the shareholders to take action without a meeting only by a unanimous written consent of all the outstanding shareholders. However, effective February 23, 1998, Section 615 of the
New York Business Corporation Law has been amended to permit such action when the written consent is signed by the holders of shares having at least the minimum number of votes that would be necessary to take the action at a shareholders meeting at which all shares were present and voting. In order for the action to be effective, the minimum number of signed written consents must be delivered to the Company within a 60 day period in accordance with the New York Business Corporation Law. Moreover, prompt notice of the action must be given to any shareholders who do not sign the written consent.

In order for the Company to take advantage of this liberalization of New York law, the Company's Certificate of Incorporation must be amended to allow for such authorization by majority written consent. The Board considers such an amendment to be in the best interests of the Company and the shareholders because it will mitigate the expense and the timing problems associated with the necessity of calling special shareholders meetings or deferring actions until the next annual meeting. Although the amendment will permit the Company to take action without a shareholder meeting or soliciting proxies, management is confident that it can obtain the required majority vote to approve such action even if a meeting were held since a majority of the shares are held by a small, identifiable number of investors, with whom the Company has regular and frequent communications. As such, the necessary vote can be obtained at a substantially lower cost to the Company by allowing for approval of corporate action by majority written consent in lieu of a meeting. Given the foregoing, a meeting would, essentially, only perform an informational function which can be less expensively served by the circulation of written notice of the action taken. As the vast majority of beneficial owners of the Common Stock tend to forego attendance at shareholders meetings, they will be better served by eliminating the need for special meetings to the fullest extent possible.

(iii) Until recently, New York law also provided that a merger or consolidation or a sale, lease, exchange or other disposition of all or substantially all of the assets of a New York corporation, such as the Company, would require the affirmative vote of the holders of at least two-thirds (2/3) of the shares entitled to vote thereon. A similar requirement applied to certain exchanges of the shares of an acquired corporation for shares of an acquiring corporation.

Effective as of February 23, 1998, Section 903, 909 and 913 of the New York Business Corporation Law has been amended to reduce the two-thirds minimum vote requirement for the above described transactions to a simple majority of the share entitled to vote on the proposed transaction, as long as the Company's Certificate of Incorporation has been amended to so provide.
The Company's Board of Directors believes that the Company should take advantage of this modernization of New York law, which has conformed the

New York Business Corporation Law to the laws of popular state of incorporation such as Delaware.

The Board believes that the Company's shareholders' opportunity to maximize the value of their Common Stock will be enhanced if such a transaction cannot be blocked by a minority of the shareholders. Moreover, in many cases, New York law provides a mechanism whereby shareholders who vote against such a transaction can receive fair value for their shares, therefore dissenting shareholders' rights may continue to be protected under New York law.


Required Vote

The adoption of the above described amendments and the Certificate of Amendment of the Certificate of Incorporation requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of Common Stock issued and outstanding on the Record Date. Thus, abstentions and broker non-votes can have the effect of preventing approval where the number of affirmative votes, though a majority of the votes cast, does not constitute a majority of the votes entitled to be cast.


No Right of Appraisal

Under the New York Business Corporation Law, the state in which the Company is incorporated, the increase in the number of authorized shares does not require the Company to provide dissenting shareholders with a right of appraisal and the Company will not provide shareholders with such right.


                                PROPOSAL TWO
                   RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the shareholders to ratify the selection of Schwartz Levitsky Feldman, Chartered Accountants, as the Company's independent accountants for the fiscal year ended June 30, 1998. It is anticipated that holders of a majority of the shares of Common Stock outstanding will vote in favor of this proposal, which will be sufficient for such ratification.


                    DIRECTORS AND EXECUTIVE OFFICERS

The directors and officers of the Company as of the date of this Information Statement are as follows:

    Name                            Age                     Position

Frank Mortimer                       59                Director, President

Bryan Carter                         77             Director, Vice President


Larry Leverton                       59             Director, Secretary,
                                                    Treasurer


                             EXECUTIVE COMPENSATION


The following table sets forth the aggregate cash compensation (including incentive compensation) paid by the Company and its subsidiaries for services rendered during the fiscal year ended June 30, 1997 to the highest compensated executive officers of the Company. No executive officer of the Company received an aggregate cash compensation in excess of $100,000 for any period during the prior three years.

                           SUMMARY COMPENSATION TABLE

                                       ANNUAL             Long-Term
                                    COMPENSATION          Compensation
                                                          Awards
                                                          Securities
Name and                                                  Underlying
Principal Position      Year     Salary      Bonus        Options


Frank Mortimer,         1997    $66,000        0             0 0 0
President
                        1996    $66,000        0             0 0 0
                        1995    $66,000        0             0 0 0



                                 OTHER MATTERS
The Board knows of no other matters to be presented for shareholder action at the Annual Meeting. However, other matters may properly come before the Annual Meeting or any adjournment or postponement thereof.

                            ADDITIONAL INFORMATION

The Company's annual report on Form 10-KSB for the fiscal year ended June 30, 1997 is hereby incorporated by reference. The Company will furnish a copy of the Form 10-KSB or any exhibit thereto upon request by a shareholder to Larry Leverton, Technical Ventures Inc., 3411 McNicoll Avenue, Unit 11, Scarborough, Ontario, Canada M1V 2V6.


                                   By Order of the Board of Directors,




                                   Frank Mortimer
                                   ___________________________
                                   Frank Mortimer, Chairman





Scarborough, Ontario, Canada


June 17, 1998

EXHIBIT A



                        CERTIFICATE OF AMENDMENT
                                OF THE
                      CERTIFICATE OF INCORPORATION

                                  OF

                        TECHNICAL VENTURES INC.


         Under Section 805 of the New York Business Corporation Law



The undersigned, being the President and the Secretary of Technical Ventures Inc. (the "Corporation"), do hereby certify and set forth;

FIRST:  The name of the corporation is Technical Ventures Inc.

SECOND: The Certificate of Incorporation of Technical Ventures Inc. was filed by the Department of State on June 14, 1985.

THIRD: The Certificate of Incorporation is amended to effect the following amendments:


1. Paragraph FOURTH of the Certificate of Incorporation of Technical Ventures Inc., which sets forth the aggregate number of shares which the Corporation shall have authority to issue and the par value of the shares, is hereby amended to read as follows:

   "FOURTH(a) The Corporation shall be authorized to issue the following shares:

    CLASS                   NUMBER OF SHARES                PAR VALUE

    Common                    50,000,000                       $.01

(b) No holder of any share of the Corporation shall, because of his ownership of shares, have a pre-emptive or other right to purchase, subscribe for or take any part or other securities convertible into or carrying options or warrants to purchase shares of the Corporation issued, optioned or sold by it after its incorporation, whether the shares be authorized by the original certificate of incorporation, this amended certificate of incorporation or by any other amended certificate duly filed and in effect at the time of the issuance or sale of such shares or of such notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation. Any part of the shares authorized by the original certificate of incorporation, this amended certificate of incorporation or by any other amended certificate duly filed, and any part of the notes, debentures, bonds or any securities convertible into or carrying options or warrants to purchase shares of the Corporation, may at any time be issued, optioned for sale and sold or disposed of by the Corporation pursuant to resolution of its Board of Directors to such persons and upon such terms and conditions as may, to such Board, seem proper and advisable.

without first offering to existing shareholders the said shares or said notes, debentures, bonds or other securities convertible into or carrying options or warrants to purchase shares of the Corporation, or any part thereof."


2. As permitted by Section 615 of the Business Corporation Law, Paragraph NINTH, permitting shareholders of the Corporation under certain circumstances to take action on the written consent of the holders of less than all of the outstanding shares, is added to the certificate of incorporation to read as follows:


"NINTH: Whenever the shareholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided that no such written consent shall be effective unless written consents signed by a sufficient number of holders to take action are delivered to the Corporation within the time, and in the manner, required by paragraph (b) of Section 615 of the Business Corporation Law."

3. As permitted by Sections 903,909, and 913 of the Business corporation Law, Paragraph TENTH, prescribing a majority of the votes of all outstanding shares entitled to vote thereon as the required vote for adoption or approval of a plan of merger or consolidation, a sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation or a plan for binding share exchanges, is added to the Certificate of Incorporation to read as follows:



"TENTH: By an affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, (i) a plan of merger or consolidations in which the Corporation would be a constituent corporation may be adopted by the shareholders of the Corporation as provided in Section 903 of the Business Corporation Law, (ii) a sale, lease, exchange or other disposition of all or substantial all of the assets of the corporation may be approved by the shareholders of the Corporation, and the shareholders of the Corporation may fix, or may authorize the Board of Directors of the Corporation to fix, any of the terms and conditions of such sale, lease, exchange or other disposition and the consideration to be received by the Corporation therefor, as provided in Section 909 of the Business Corporation Law, or (iii) a plan of exchange in which the Corporation would be the subject corporation, within the meaning of Section 913 of the Business Corporation Law, may be adopted by the shareholders of the Corporation as provided in paragraph (c) of Section 913 of the Business Corporation Law."

FOURTH: This certificate of amendment of the Certificate of Incorporation of Technical Ventures Inc. was authorized by the unanimous written consent of the Board of Directors of the Corporation pursuant to Section 708(b) of the Business Corporation Law and by an affirmative vote of the holders of a majority of all outstanding shares entitled to vote thereon, at a meeting of shareholders.

IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this ____ day of _______, 1998.





                                             _________________________
                                             Frank Mortimer, President




                                             _________________________
                                             Larry Leverton, Secretary



STATE OF NEW YORK    )

                 SS:
COUNTY OF NEW YORK   )



Larry Leverton being first duly sworn, deposes and says that he is the Secretary of Technical Ventures Inc., that he has read the foregoing certificate and knows the contents thereof and that the statements therein contained are true.




                                      _____________________________



Sworn to before me this

____ day of _______, 1998


________________________
Notary Public